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                                                                  Exhibit 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement (Form S-8, number not yet assigned) pertaining to the ADVO, Inc.'s President's Club Stock Award Plan and to the incorporation by reference therein of our reports dated October 21, 1996 and December 16, 1996, with respect to the consolidated financial statements and schedule of ADVO, Inc. incorporated by reference or included in its Annual Report (Form 10-K) for the year ended September 28, 1996, filed with the Securities and Exchange Commission.

                                            Ernst & Young LLP /s/

Hartford, Connecticut
October 16, 1997